UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  August 1, 2005
(Date of earliest event reported:  August 1, 2005)

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	1-6446 (Commission File Number)	48-0290000 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 1, 2005, Kinder Morgan, Inc. (“KMI”), a Kansas corporation, 0731297 B.C. Ltd., a company existing under the laws of the Province of British Columbia and a direct wholly-owned subsidiary of KMI, and Terasen Inc. (“Terasen”), a corporation existing under the laws of British Columbia, executed a Combination Agreement (the “Combination Agreement”). Pursuant to the terms of the Combination Agreement, Terasen shareholders will be able to elect, for each Terasen share held, either (i) C$35.75 in cash, (ii) 0.3331 shares of KMI common stock, or (iii) C$23.25 in cash plus 0.1165 shares of KMI common stock. All elections will be subject to proration in the event total cash elections exceed approximately 65 percent of the total consideration to be paid or total stock elections exceed approximately 35 percent. Following the consummation of the transaction, Terasen will become a wholly-owned indirect subsidiary of KMI.

The Combination Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the parties to the Combination Agreement. The Combination Agreement contains representations and warranties by each of the parties to the Combination Agreement. These representations and warranties have been made solely for the benefit of the other parties to the Combination Agreement and (1) may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements provide to be inaccurate, (2) have been qualified by disclosures that were made to the other party in connection with the negotiation of the Combination Agreement, which disclosures are not reflected in the Combination Agreement, (3) may apply standards of materiality in a way that is different from what may be viewed as material to investors, and (4) were made only as of the date of the Combination Agreement or such other date(s) as may be specified in the Combination Agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Item 7.01  Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

A press release, in the form filed as Exhibit 99.1 hereto, was issued concerning the proposed Combination Agreement.

Presentation materials to be used in meetings with investors to outline the transaction are posted on Kinder Morgan’s website at: http://www.kindermorgan.com/investor/presentations.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits.

1.01

Combination Agreement, dated as of August 1, 2005, by and among Kinder Morgan, Inc., 0731297 B.C. Ltd. and Terasen Inc.

99.1

Press Release, dated August 1, 2005.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated:  August 1, 2005

By: /s/ Joseph Listengart

Joseph Listengart

Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.01	Combination Agreement, dated as of August 1, 2005, by and among Kinder Morgan, Inc., 0731297 B.C. Ltd. and Terasen Inc.
99.1	Press Release, dated August 1, 2005.